                                AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER

    AMENDMENT NO. 1 (this "AMENDMENT"), dated as of February 15, 2001, to the Agreement and Plan of Merger, dated as of January 18, 2001 (the "AGREEMENT"), by and between LaBranche & Co Inc. and ROBB PECK McCOOEY Financial Services, Inc.

    WHEREAS, the parties desire to amend the Agreement as hereinafter set forth.

    NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, representations and covenants contained herein, the parties hereto agree as follows:

    1. Except as specifically amended herein, the Agreement, and each and every term thereof, shall remain in full force and effect. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement. All references in the Agreement to the "Agreement" shall be deemed to refer to the Agreement, as amended by this Amendment.

    2. Each Party represents and warrants that it has all requisite corporate power and authority to enter into this Amendment.

    3. Each of clauses (xi) and (xiv) in the definition of "ADJUSTED NET BOOK VALUE" in Section 1.1 of the Agreement is amended to read in its entirety as follows:

        "53% of the aggregate amount of the benefits payable under the Deferred Compensation Plan (not including interest) and the Retention Bonus Pool;"

    4. Section 2.7(e) of the Agreement is amended to read in its entirety as follows:

        "(e) ASSUMPTION OF OPTIONS. Subject to the ratification by the Stockholders in the manner required by Section 280G(b)(5)(B) of the Code, which ratification shall not have been withdrawn prior to the Effective Time, Target and each Option Holder shall enter, on or before the Closing Date, into an amendment substantially in the form annexed hereto as EXHIBIT C (an "OPTION AMENDMENT") of the agreement pursuant to which such Option Holder was granted his option to purchase shares of Target Common Stock (each, a "TARGET OPTION"). Under the Option Amendments, each Target Option which is outstanding and unexercised immediately prior to the Effective Time shall be converted at the Effective Time into an option (a "PURCHASER OPTION") to purchase 98.778 shares of Purchaser Common Stock per share of Target Common Stock underlying such Target Option."

    5. Section 2.8 of the Agreement is amended to read in its entirety as follows:

        "Section 2.8 RETENTION BONUS POOL. Subject to the approval by the Stockholders in the manner required by Section 280G(b)(5)(B) of the Code, which approval shall not have been withdrawn prior to the Effective Time, Purchaser shall succeed, as of the Effective Time, to Target's liabilities and obligations under the retention bonus pool to be adopted by Target on or before the Closing Date (the "RETENTION BONUS POOL"). The Retention Bonus Pool shall be in an amount equal to $9,000,000, which shall be paid to the employees listed on
SCHEDULE 2.8 as bonus compensation on the third anniversary of the Closing Date. The portion of the Retention Bonus Pool payable to each such employee shall be determined by the majority vote of a committee consisting of Robert M. Murphy, George E. Robb, Jr. and Michael LaBranche (or, in each case, the successor appointed by such individual), which determination shall be final, binding and conclusive on Purchaser and each such employee. Notwithstanding the foregoing provisions of this SECTION 2.8, (i) any such employee whose employment with Purchaser or one of its Affiliates is terminated for Cause or who voluntarily terminates his employment for reasons other than Good Reason shall no longer be eligible to participate in the

Retention Bonus Pool, and (ii) any payment out of the Retention Bonus Pool shall be subject to the limitations on such payments set forth in the Series A Preferred Stock Certificate of Designation."

    6. Section 2.9 of the Agreement is amended to read in its entirety as follows:

        "Section 2.9 DEFERRED COMPENSATION PLAN. Subject to the approval by the Stockholders in the manner required by Section 280G(b)(5)(B) of the Code, which approval shall not have been withdrawn prior to the Effective Time, Purchaser shall succeed, as of the Effective Time, to Target's liabilities and obligations under the Deferred Compensation Plan in substantially the form attached hereto as Exhibit D to be adopted by Target on or before the Closing Date (the "DEFERRED COMPENSATION PLAN")."

    7. This Amendment may not be amended except by an instrument in writing signed by all the Parties.

    8. This Amendment shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware, without reference to its conflicts of laws provisions.

    9. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the Parties reflected hereon as the signatories.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

                                          LABRANCHE & CO INC.
                                          By: /s/ George M.L. LaBranche, IV
                                          --------------------------------------
                                             Name: George M.L. LaBranche, IV
                                             Title: Chairman, Chief Executive
                                          Officer
                                                   and President

                                          ROBB PECK MCCOOEY FINANCIAL SERVICES,
                                          INC.
                                          By: /s/ George E. Robb, Jr.
                                          --------------------------------------
                                             Name: George E. Robb, Jr.
                                             Title: President

                                      A-55